ICON FUNDS
                       MERIDIAN MANAGEMENT & RESEARCH INC
                   MERIDIAN INVESTMENT MANAGEMENT CORPORATION
                          MERIDIAN CLEARING CORPORATION


                                 CODE OF ETHICS


Summary
-------

The ICON Funds, Meridian Management & Research, and its affiliates have a fiduciary duty to investment company and investment adviser clients which requires each employee to act solely for the benefit of clients. Each employee also has a duty to act in the best interest of the firm. In addition to the various laws and regulations covering the firm's activities, it is clearly in the firm's best interest as a professional investment advisory organization to avoid potential conflicts of interest or even the appearance of such conflicts with respect to the conduct of the firm's employees. The personal trading and conduct of the firm and its employees must recognize that the firm's clients always come first, that the firm must avoid any actual or potential abuse of our positions of trust and responsibility, and that the firm must never take inappropriate advantage of its positions. While it is not possible to anticipate all instances of potential conflict, the standard is clear.

In light of the firm's professional and legal responsibilities, we believe it is appropriate to restate and periodically distribute the firm's Code of Ethics to all employees. The aim is to be as flexible as possible in the firm's internal procedures, while simultaneously protecting the organization and its clients from the damage that could arise from a situation involving a real or apparent conflict of interest. While it is not possible to specifically define and prescribe rules regarding all possible cases in which conflicts might arise, this Code of Ethics is designed to set forth the policy regarding employee conduct in those situations in which conflicts are most likely to develop. If an employee has any doubt as to the propriety of any activity, he or she should consult the firm's President, General Counsel or Compliance Officer.

Policy on Personal Securities Transactions
------------------------------------------

This Policy requires that all personal securities transactions (including acquisitions or dispositions other than through a purchase or sale) by all Employees must be cleared prior to execution. The only exceptions to this policy of prior clearance are noted below.

Definition of "Personal Transactions"
-------------------------------------

The following transactions by Employees are considered "personal" under applicable SEC rules and therefore subject to this statement of policy:

o    Transactions for an Employee's own account, including IRA' accounts;
o Transactions for an account in which an Employee has indirect beneficial ownership, unless the Employee has no direct or indirect influence or control over the account;
o Accounts involving family (including husband, wife, minor children or other dependent relatives), or accounts in which an Employee has a beneficial interest (such as a trust of which the Employee is a beneficiary) are included within the meaning of "indirect beneficial interest."

If an employee has a substantial measure of influence or control over an account but neither the Employee nor the Employee's family has any direct or indirect beneficial interest (e.g. a trust for which the Employee is a trustee but not a direct or indirect beneficiary), the rules relating to personal securities transactions are not considered to be directly applicable. Therefore, prior clearance and subsequent reporting of such transactions is not required. In all transactions involving such an account an Employee should, however, conform to the spirit of these rules and avoid any activity which might appear to conflict with the investment company or counseling clients or with respect to the Employee's position within Meridian. In this regard, please note "Other Conflicts of Interest", found later in this Code of Ethics, which does apply to such situations.

Pre-Clearance Required
----------------------

Except as specifically exempted in this section, all Employees must clear personal securities transactions prior to execution. This includes:

o    stocks;
o    bonds;
o    closed end mutual funds;
o    convertibles;
o    preferreds,
o    options on securities;
o    warrants;
o    rights; and
o    trades in the ICON Funds,

for domestic and private securities, whether publicly traded or privately placed.

Exceptions
----------

The only exceptions to this requirement are:

o    transactions in open-end mutual funds other than the ICON Funds;
o    trades $5,000 or less within a 24 hour period;
o    automatic dividend reinvestment plan acquisitions;
o    U.S. government securities;
o    automatic employee stock purchase plan acquisitions;
o    commercial paper;
o    non-volitional transactions; or
o    discretionary managed accounts.

Non-volitional transactions include transactions which result from corporate action applicable to all similar security holders (such as splits, tender offers, mergers, stock dividends, etc.) Please note that most of these transactions must be reported even though they do not have to be pre-cleared. See the following section on reporting obligations.

Clearance for personal securities transactions for publicly traded companies will be in effect for seven trading days only. Private placements (including both securities and partnership interests) clearances will remain in effect for a reasonable period, not to exceed 90 days. Clearance for personal securities transactions must be obtained by submitting a copy of the preclearance form (which is attached to this Code of Ethics as Exhibit A and available from the Compliance Department) and submitting it to the Compliance Department.

Filing of Reports
-----------------

The Code requires a comprehensive "real time" system of maintaining records of personal securities transactions by Employees. Under this system, the following reporting requirements must be complied with:

     1.   Duplicate Brokerage Confirmations;
     2.   Quarterly Reporting of All Personal Securities Transactions
     3.   Filing of Annual Personal Holding Report


Confidential Nature of Documents
--------------------------------

Meridian recognizes and understands the confidential nature of the documents and information Employees are required to provide under this Code of Ethics. Several procedures have been established to ensure to confidentiality of this information. First, a separate mail box has been established to receive copies of the documents provided by brokerage firm. All such documents (such as confirms and statements) should be directed to:

         Meridian Investment Management Compliance Department
         9678 E. Arapahoe Road #233
         Englewood, Colorado  80112-3703

Further, only the firm's Compliance Officer will review this information (unless there is a potential or real violation of the firm's Code) and keeps the required documents in a secure place. Any unauthorized disclosure of this confidential information will result in severe sanctions, including suspension or termination.

Duplicate Brokerage Confirmations
---------------------------------

All Employees must require their securities brokers to send duplicate confirmations of securities transactions to the Compliance Department. Brokerage firms are accustomed to providing this service; a sample form is attached as Exhibit B. The form must be completed and returned to the Compliance Department. The Compliance Department will process the form to assure delivery of the confirms directly to them and to preserve the confidentiality of this information. Each Employee must return to the Compliance Department a completed form for each brokerage account that is used for personal securities transactions of the Employee. Employees should not send the completed forms to their brokers directly.

Filing of Quarterly Report of All Personal Securities Transactions
------------------------------------------------------------------

SEC rules require that a quarterly record of all personal securities transactions be available for SEC inspection. All transactions, whether required to be precleared or not, must be reported. To comply with these rules, every Employee must file a quarterly report (on the form attached as Exhibit C) within 10 calendar days after the end of each calendar quarter. Employees may direct the brokerage firms where they maintain their accounts to send a quarterly statement to the Compliance Department in lieu of filling out a handwritten quarterly report. However, Employee's are still required to sign Meridian's form even if there were no reportable transactions during the quarter, acknowledging that all accounts and transactions have been disclosed. (Write "none" on the form, sign the form, and return it to Compliance).

IMPORTANT NOTE: The quarterly report must include the required information for all "personal securities transactions" as defined above. Non-volitional transactions and those resulting from corporate actions must also be reported even though pre-clearance is not required and the nature of the transaction must be clearly specified in the report.

Filing of Annual Personal Holding Report
----------------------------------------

All Employees must also file a schedule on the form attached as Exhibit D indicating their personal securities holdings, excluding all non-Icon mutual funds, as of December 31 of each year by the following February 15. Newly hired Employees are required to file an initial holding report upon beginning employment on the form attached as Exhibit E. Again, Employees may indicate securities held in a brokerage or Icon mutual fund account by attaching an account statement, but are not required to do so.

Restrictions on "Personal Securities Transactions"
--------------------------------------------------

While all personal securities transactions must be cleared prior to execution, the following guidelines indicate which transactions will be prohibited, discouraged, or subject to nearly automatic clearance. The clearance of personal securities transactions also depend on other circumstances, including the timing of the proposed transaction relative to transactions by the investment committee, the nature of the securities and the parties involved in the transaction, and the percentage of securities involved in the transaction relative to ownership by clients. The word "clients" refers collectively to investment company clients and advisory clients. Employees are expected to be particularly sensitive to meeting the spirit as well as the letter of these restrictions.

Please note that the restrictions apply in the case of common stock, not only to the common stock, but to any equity related security of the same issuer including preferred stock, options, warrants and convertible bonds.

No employee may engage in any personal transactions involving any securities which are:

o Being bought or sold on behalf of clients until one trading day after such buying or selling is completed or cancelled. In addition, no one in the Research Department may engage in a personal transaction involving any security for seven days before and 7 days following, a transaction in the same security for a client account without a special exemption. See "Exemptive Procedures" below.

o Actively contemplated for transactions on behalf of clients, even though no buy or sell order have been placed. This restriction applies from the moment that an Employee has knowledge that the firm is considering purchasing or selling a specific security for any client account. This a particularly sensitive area in which Employees must exercise caution to avoid actions which, to his or her knowledge, are in conflict or in competition with the interests of clients.

These provisions do not include transactions that involve routine maintenance of a client account, such as honoring redemption requests, or to any model reallocations.

o No Employee may enter into any personal securities transaction in which a Client is the counter party to the trade.

o No Employee may take a "short term trading profit" in a security, which means the sale of a security at a gain (or closing of a short position at a gain) within 60 days of its purchase, without a special exemption. See "Exemptive Procedures". The 60 day prohibition does not apply to transactions resulting in a loss.

o Subject to preclearance, Employees may engage in short sales, options and margin transactions, but such transactions are strongly discouraged, particularly due to the 60 day short term profit taking prohibition. Any Employee engaging in such transactions should also recognize the danger of being "frozen" or subject to a forced close out because of the general restrictions which apply to personal transactions noted above. In specific cases of hardship, an exception may be granted by upon approval by the Ethics Committee with respect to an otherwise "frozen" transaction.

o Employees may not purchase securities in initial public offerings or private placements offered by any firm or entity that Meridian executes trades through. All initial public offering or private placement purchases require preclearance. This approval will be based upon a determination that the Employee is not being offered the investment opportunity due to his or her employment with Meridian and other relevant factors on a case-by-case basis.

Gifts and Other Sensitive Payments
----------------------------------

Employees should not seek, accept or offer gifts or favors of more than minimal value or any preferential treatment in dealing with any client, broker/dealer, portfolio company, financial institution or any other organization with whom the firm transacts business. Occasional participation in lunches, dinners, cocktail parties, sporting activities or similar gatherings conducted for business purposes are not prohibited. However, for both the Employee's protection and that of the firm, it is extremely important that even the appearance of a possible conflict of interest be avoided. Extreme caution is to be exercised in any instance in which business related travel and lodgings are paid for other than by Meridian.

Employees must not participate individually or on behalf of the firm, a subsidiary, or any client, directly or indirectly, in any of the following transactions:

o    Use of the firm's funds for political purposes;

o Payment or receipt of bribes, kickbacks, or payment or receipt of any other amount, including any understanding that part or all of such amount will be refunded or delivered to a third party in violation of any law applicable to the transaction

o Payment to government officials or employees (other than disbursements in the ordinary course of business for such legal purposes as payment of taxes.

o Payment of compensation or fees in a manner the purpose of which is to assist the recipient to evade taxes, or federal or state law.

o Use of funds or assets of the firm or any subsidiary for any other unlawful or improper purpose.

Other Conflicts of Interest
---------------------------

Employees should also be aware that areas other than personal securities transactions or gifts and sensitive payments may involve conflicts of interest. The following should be regarded as examples of situations involving real or potential conflicts, rather than a complete list of situations to avoid.

o "Inside Information" Specific reference is made to the firm's policy on the use of inside information", which applies to personal securities transactions as well as to client transactions.

o Use of Information. Information acquired in connection with employment by the firm may not be used in any way which might be contrary to or in competition with the interests of clients. Employees are reminded that client relationships with Meridian are to be treated confidentially.

o Disclosure of Information. Information regarding actual or contemplated investment decisions, research priorities or client interests should not be disclosed to persons outside our firm and in no way can be used for personal gain.

o Outside Activities. All outside relationships such as directorships or trusteeships of any kind, or membership in investment organizations (e.g. an investment club) must be cleared by the Compliance Department prior to the acceptance of such a position. As a general matter, directorships in unaffiliated public companies or companies which may reasonably be expected to become public companies will not be authorized because of the potential for conflicts which may impede our freedom to act in the best interests of clients. Service with charitable organizations generally will be authorized, subject to considerations related to time required during working hours and use of proprietary information.

Exemptive Procedure
-------------------

The Ethics Committee can grant exemptions from the personal trading restrictions in this Code upon determining that the transaction for which an exemption is requested would not result in a conflict of interest or violate any other policy embodied in this Code. Factors to be considered include: the size and holding period of the Employee's position in the security, the market capitalization of the issuer, the liquidity of the security, the reason for the Employee's requested transaction, the amount and timing of client trading in the same or a related security, and other relevant factors.

Any employee wishing an exemption should submit a written request to the Compliance Officer setting forth the pertinent facts and reasons why the employee believes that the exemption should be granted. Employees are cautioned that exemptions are intended to be exceptions, and repetitive exemptive applications by an Employee will not be well received.

Compliance with The Code of Ethics
----------------------------------

Adherence to the Code of Ethics is considered a basic condition of employment with our organization. The Ethics Committee monitors compliance with the Code and reviews violations of the Code to determine what action or sanctions are appropriate.

If an Employee fails to abide by the reporting provisions of this Code of Ethics, paychecks and/or commissions checks will be withheld until the Employee is in compliance.

Violations of the provisions regarding personal trading will be presumptively be subject to being reversed in the case of a violative purchase, and to disgorgement of any profit realized from the position (net of transaction costs and capital gains taxes payable with respect to the transaction) by payment of the profit to any client disadvantaged by the transaction, or to a charitable organization, as determined by the Ethics Committee, unless the Employee establishes to the satisfaction of the Ethics Committee that under the particular circumstances, disgorgement would be an unreasonable remedy for the violation.

Violation of the Code of Ethics may also adversely affect an Employee's career with Meridian with respect to such matters as compensation and advancement.

Employees must recognize that a serious violation of the Code of Ethics or related policies may result, at a minimum, in immediate dismissal. Since many provisions of the Code of Ethics also reflect provisions of the U.S. securities laws, Employees should be aware that violations could also lead to regulatory enforcement action resulting in suspension or expulsion from the securities business, fines, penalties, and imprisonment.

Again, Meridian would like to emphasize the importance of obtaining prior clearance of all personal securities transactions, avoiding prohibited transactions, filing all required reports promptly and avoiding other situations which might involve even an apparent conflict of interest. Questions regarding interpretation of this policy or questions related to specific situations should be directed to the firm's General Counsel or Compliance Officer.

Independent Trustees Reporting Requirements
-------------------------------------------

The ICON Funds Independent Trustees only need to report transactions in a security if the Independent Trustee knew, or should have known, that during the seven day period before or the seven day period after the date of the securities transaction by the Trustee, the security was bought or sold, or was being considered for purchase or sale by the ICON Funds. Any transaction required to be reported by the Independent Trustee is to be reported to the Funds' Compliance Officer not later than 10 days after the end of the quarter in which the transaction occurred.

Independent Trustees are not subject to the preclearance requirements of this Code, to the short term trading prohibition, to the prohibition on acting as a director of a publicly held company or to the reporting requirements, except as required by the preceeding paragraph.

                       Exhibit A - Request for Permission
                  To Engage in Personal Securities Transaction
                  --------------------------------------------


     I hereby request permission to effect a transaction in securities as indicated below for my own account or other account in which I have a beneficial interest or legal title. (Use approximate dates and amounts of proposed transactions.)


                           PURCHASES AND ACQUISITIONS
                           --------------------------


Date    # Shares/Amount    Security Name    Unit Price    Total Price     Broker
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                         SALES AND OTHER DISPOSITIONS
                         ----------------------------

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Date:                                        Name:
------------------------------               -----------------------------------

                                             Signature:
                                             -----------------------------------

Permission Granted                           Permission Denied
------------------------------               -----------------------------------

Date:                                        Signature:
------------------------------               -----------------------------------
                                                       (Clearing Officer)

Date:                                        Signature:
------------------------------               -----------------------------------
                                                       (Clearing Officer)

                                    EXHIBIT B

                         DISCLOSURE OF OUTSIDE ACCOUNTS


================================================================================

In accordance with ICON Funds/Meridian's Code of Ethics, NASD regulations, and the policies of Meridian Clearing Corp. (MCC), I have listed below any accounts in which I have authority to make investment decisions or in which I have or will have a financial interest, whether or not my name is actually on the accounts. I am not including accounts which are limited to transactions in unit investment trusts, or certificates of deposit. Further, I agree and understand that Meridian may contact these broker/dealers and request duplicate confirmations and/or quarterly statements.

Employee Name:_______________________________________SS#: ______________________

1. Broker/Dealer: ______________________Account Executive:______________________

   Branch Office Address:_______________________________________________________

   _____________________________________________________________________________

Account Number (s):_______________________Date Opened:__________________________

                   _______________________Date Opened:__________________________

================================================================================

2. Broker/Dealer:_________________________Date Opened: _________________________

   Branch Office Address:_______________________________________________________

   _____________________________________________________________________________

Account Number (s):_______________________Date Opened:__________________________

                   _______________________Date Opened:__________________________

I hereby certify that the information I have provided above is accurate and complete.

________________________________              __________________________________
Employee Signature                            Date

__________ I authorize duplicate confirmations to be sent directly to Meridian
           Compliance Department.

__________ I authorize duplicate statements to be sent directly to Meridian
           Compliance Department.


                                        Exhibit C

                            REPORT OF SECURITIES TRANSACTIONS
                           FOR QUARTER ENDING________________


----------------------------------------------------------------------------------------
                                                             CHECK TYPE OF ACCOUNT

AMOUNT                                                                        Fiduciary
  OR                          DATE               NAME OF           Household   or Other
SHARES   SECURITY NAME   BOUGHT   SOLD   PRICE   DEALER   Personal   Member   Beneficial
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

The above is a record of one or more purchase or sale transactions in a security in which I have acquired or disposed of a direct or indirect beneficial ownership in the last ten days, as more fully defined in the ICON/Meridian Code of Ethics.


DATE:__________________                  SIGNATURE:_________________________
                                         Print Name:  ______________________


Note 1. If the transaction is other than a sale or purchase, please explain on a separate page.

Note 2. If no broker or bank was involved in the transaction, describe on a separate page the circumstances surrounding the transaction and the manner in which the transaction was executed.

Note 3. If a broker was involved in the transaction, a copy of the broker's confirmation of the transaction is attached.

Note 4. Copies of Trade Authorizations are attached to this signed report in lieu of or in addition to the above.

                                    Exhibit D

                         Report of Securities Ownership
                      For Calendar Year Ending ___________

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                                                  CHECK TYPE OF ACCOUNT
AMOUNT
  OR                      DATE                      Household      Fiduciary/
SHARES   SECURITY NAME   BOUGHT   PRICE   Personal    Member    Other Beneficial
--------------------------------------------------------------------------------
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The above is a listing of every security in which I have direct or indirect beneficial ownership as of the end of the above-described calendar year, as more fully defined in the ICON/Meridian Code of Ethics.

DATE:______________________________ SIGNATURE:______________________________

                                    PRINT NAME:_____________________________


                                       EXHIBIT E

                       INITIAL REPORT OF SECURITIES TRANSACTIONS

----------------------------------------------------------------------------------------
                                                              CHECK TYPE OF ACCOUNT


AMOUNT                                                                        Fiduciary
  OR                          DATE               NAME OF           Household  or Other
SHARES   SECURITY NAME   BOUGHT   SOLD   PRICE   DEALER   Personal   Member   Beneficial
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

The above is a record of one or more purchase or sale transactions in a security in which I have acquired or disposed of a direct or indirect beneficial ownership in the last ten days, as more fully defined in the ICON/Meridian Code of Ethics.


DATE:__________________                   SIGNATURE:_________________________
                                          Print Name:________________________


Note 1. If the transaction is other than a sale or purchase, please explain on a separate page.

Note 2. If no broker or bank was involved in the transaction, describe on a separate page the circumstances surrounding the transaction and the manner in which the transaction was executed.

Note 3. If a broker was involved in the transaction, a copy of the broker's confirmation of the transaction is attached.

Note 4. Copies of Trade Authorizations are attached to this signed report in lieu of or in addition to the above.